Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed of our report dated January 29, 2003, except as to Note 18, for which the date is March 3, 2003, relating to the financial statements and financial statement schedules, which appears in Catellus Development Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2002.

/s/    PricewaterhouseCoopers LLP

San Francisco, California

October 1, 2003